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Exhibit 99.3

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF APRIL 4, 2015 AND DECEMEBER 31, 2014

(In thousands, except share and per share amounts)

	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$174,485	$178,448
Trade receivables, less allowances of $2,387 in 2015 and $2,451 in 2014	70,823	67,674
Inventories	57,535	57,623
Other current assets	15,162	13,488
Deferred income taxes	16,702	16,716

Total current assets	334,707	333,949

OTHER ASSETS:
Intangible assets, net	28,706	30,012
Goodwill	107,417	108,643
Noncurrent deferred income taxes	13,301	12,524
Other assets	174,361	163,217
NET PROPERTY, PLANT, AND EQUIPMENT:	94,917	99,015

TOTAL ASSETS	$753,409	$747,360

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF APRIL 4, 2015 AND DECEMBER 31, 2014

(In thousands, except share and per share amounts)

	2015	2014
	(Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,467	$21,123
Accrued expenses	82,016	89,980
Accrual for restructuring charges	3,073	4,764
Accrued income taxes	4,573	3,585

Total current liabilities	112,129	119,452
OTHER NON CURRENT LIABILITIES	5,327	2,589
ACCRUED POSTRETIREMENT BENEFITS	15,178	15,042
LONG-TERM RESTRUCTURING ACCRUAL	—	16
LONG-TERM INCENTIVE OBLIGATION	41,067	33,731
DEFERRED COMPENSATION OBLIGATION	31,087	31,341

Total liabilities	204,788	202,171

STOCKHOLDERS' EQUITY:
Common stock, with a par value of $.01 per share:
Class A—voting: 107,442,600 shares authorized, 107,412,876 issued, and 107,156,303 outstanding; including 256,573 shares in treasury in 2015 and 254,638 in 2014	1,069	1,069
Class B—nonvoting: authorized 50,000,000 shares, issued 486,345 shares, including 157,675 shares in treasury in 2015 and 157,675 in 2014	3	3
Accumulated other comprehensive income	14,417	14,226
Retained earnings	685,411	682,139

	700,900	697,437
Less cost of shares in treasury	152,279	152,248

Total stockholders' equity	548,621	545,189

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$753,409	$747,360

See notes to unaudited condensed consolidated financial statements.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014

(In thousands)

	2015	2014
	(Unaudited)
NET SALES	$164,534	$160,566
COST OF GOODS SOLD	81,883	81,354
RESTRUCTURING COST OF GOODS SOLD	346	2,234

GROSS MARGIN	82,305	76,978
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	77,494	66,256
RESTRUCTURING CHARGES		2,212

OPERATING INCOME	4,811	8,510
INVESTMENT INCOME—Net of interest expense	170	118
OTHER EXPENSE	(56)	(157)

INCOME BEFORE PROVISION FOR INCOME TAXES	4,925	8,471
PROVISION FOR INCOME TAXES	1,655	2,982

NET INCOME	3,270	5,489

OTHER COMPREHENSIVE INCOME (EXPENSE)—Net of tax:
Change in unrealized gains on available-for-sales securities	2,857	(578)
Foreign currency translation adjustments	(2,829)	(723)
Change in fair value of derivatives	163	(112)

Other comprehensive income (expense)	191	(1,413)

COMPREHENSIVE INCOME	$3,461	$4,076

See notes to unaudited condensed consolidated financial statements.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014

(In thousands)

	2015	2014
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$3,270	$5,489
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation and amortization	7,210	6,175
Provision for bad debts	(8)	(21)
Provision for deferred income taxes	(4,472)	(1,419)
Change in long-term incentive and deferred compensation	7,292	(532)
Change in cash surrender value of Company-owned life insurance	(1,035)	(150)
Income on equity method investments	(105)	0
Change in operating assets and liabilities:
Accounts receivable	(2,929)	15,273
Inventories	(66)	(319)
Other assets	(2,171)	(1,162)
Accounts payable and accrued expenses	(5,998)	(17,686)
Restructuring reserve	(1,687)	(2,545)
Accrued pension and postretirement benefits	136	0
Accrued income taxes	990	325

Net cash provided by operating activities	427	3,428

INVESTING ACTIVITIES:
Purchases of investments	(11)	(157)
Sales of investments		147
Additions to property, plant and equipment	(1,774)	(3,035)
Advances to related-party trust	(1,224)	(1,131)
Investments in businesses	—	(500)

Net cash used in investing activities	(3,009)	(4,676)

FINANCING ACTIVITIES—Acquisition of treasury stock	(31)	0

Net cash used in financing activities	(31)	0

EFFECT OF EXCHANGE RATE CHANGES	(1,350)	(783)

CHANGE IN CASH AND CASH EQUIVALENTS	(3,963)	(2,031)
CASH AND CASH EQUIVALENTS—Beginning of period	178,448	145,149

CASH AND CASH EQUIVALENTS—End of period	$174,485	$143,118

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the period for:
Interest	$54	$64
Income taxes	5,185	4,063
Noncash investing and financing activities—property, plant, and equipment unpaid at end of period	237	180
Accrued contingent consideration for purchases of businesses	5,233	—
Accrued investment obligation	1,000	—

See notes to unaudited condensed consolidated financial statements.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014

(In thousands, except share and per share amounts)

1. BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information (Accounting Standards Codification ("ASC") 270, Interim Reporting). Accordingly, they do not include all of the information necessary for a full presentation of financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America ("GAAP"). Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. In the opinion of management, the condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results of Welch Allyn Holdings, Inc. and subsidiaries (the "Company"), for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, sales, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ materially from these estimates. The December 31, 2014 condensed consolidated balance sheet data was derived from audited consolidated financial statements but does not include all disclosures required by GAAP. For further information, refer to the consolidated financial statements and notes included in the audited financial statements for the year ended December 31, 2014. The Company utilizes a fifty-two week fiscal year ending on December 31. The first quarter of 2015 and 2014 each contained 13 weeks and ended on April 4, and March 29, respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Description of Business—Operations of the Company involve the development, manufacture, marketing, and service of quality innovative illumination and diagnostic products throughout the world. The Company's significant manufacturing operations are located in the United States and Mexico. The Company also has sales distribution centers in Europe, Africa, Asia, and Australia. Principal products include reusable and disposable medical diagnostic instruments and equipment as well as miniature lamps. The Company generally sells its products on open account and performs periodic credit evaluations on its customers.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (Continued)

(In thousands, except share and per share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Accumulated Other Comprehensive Income—The amounts in accumulated other comprehensive income as of April 4, 2015 and December 31, 2014, are as follows:

	2015	2014
Unrealized gains on available-for-sale securities—net of deferred tax expense of $5,832 in 2015 and $4,154 in 2014	$9,930	$7,073
Foreign currency translation adjustments	3,810	6,638
Adjustment for other postretirement benefit plan—net of deferred tax (benefit) of $(784) in 2015 and 2014	(1,335)	(1,335)
Changes in fair value of derivatives—net of deferred tax expense of $1,182 in 2015 and $1,087 in 2014	2,012	1,850

	$14,417	$14,226

        Changes in accumulated other comprehensive income, including amounts reclassified into earnings, are as follows:

	Unrealized Gains on Available-For-Sale Securities	Foreign Currency Translation Adjustment	Adjustment for Postretirement Benefit Plan	Changes in Fair Value of Derivatives(1)	Total
Balance at December 31, 2013—net of deferred taxes	$6,964	$12,992	$44	$286	$20,286
Gross changes	1,718	(6,354)	(2,189)	2,767	(4,058)
Reclassification into earnings	(1,545)			(286)	(1,831)
Tax	(64)		810	(917)	(171)

Balance at December 31, 2014—net of deferred taxes	7,073	6,638	(1,335)	1,850	14,226
Gross changes	4,535	(2,829)		899	2,605
Reclassification into earnings				(641)	(641)
Tax	(1,678)			(95)	(1,773)

Balance at April 4, 2015—net of deferred taxes	$9,930	$3,809	$(1,335)	$2,013	$14,417

(1)
Reclassified from accumulated other comprehensive income into net sales and cost of goods sold.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (Continued)

(In thousands, except share and per share amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Intangible Assets:    Amortizing intangible assets, net are comprised of the following (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer base	$47,379	$(23,388)	$23,991
Patents	2,606	$(1,887)	$719

Total amortizing intangible assets at December 31, 2014	$49,985	$(25,275)	$24,710

Customer base	$47,379	$(24,566)	$22,813
Patents	2,607	$(2,016)	$591

Total amortizing intangible assets at April 4, 2015	$49,986	$(26,582)	$23,404

        Trademarks are not included on this table as they have indefinite lives. At April 4, 2015 and December 31, 2014 trademarks totaled $5, 302 and $5,302, respectively and are included within intangible assets on the balance sheet.

3. INVENTORIES

        The composition of inventories, net of reserves, is as follows as of April 4, 2015 and December 31, 2014:

	2015	2014
Raw material	$18,312	$17,712
Work-in-process	14,735	14,998
Finished goods	24,488	24,913

	$57,535	$57,623

4. INCOME TAXES

        The effective tax rate was 33.6 percent for the three months ended April 4, 2015 compared to 35.2 percent for the comparable prior year period.

        The effective rate for the three months ended April 4, 2015 is lower than the comparable period primarily due to the favorable impact of corporate owned life insurance and foreign rate differential.

        As of April 4, 2015, the balance of unrecognized tax benefits is approximately $2.7 million. It is reasonably possible that a reduction of up to $0.4 million of the balance of unrecognized tax benefits will occur within the next twelve months as a result of potential audit settlements.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (Continued)

(In thousands, except share and per share amounts)

5. TRANSACTIONS WITH RELATED COMPANIES

        Selling expense in the accompanying unaudited condensed consolidated financial statements includes a commission of $4,950 and $4,807 as of April 4, 2015 and March 29, 2014, respectively, which is paid to a Domestic International Sales Corporation affiliated by common ownership.

        The Company has advanced $35,391 and $34,365 at April 4, 2015 and December 31, 2014, respectively, to related-parties, under a split dollar agreement, for the purpose of funding life insurance policies on key stockholders (Note 7). The cash value of these policies has been assigned to the Company as collateral for the trusts' obligations to repay the advance. In 2012, this split dollar agreement was converted from an economic regime to a loan regime which converted the advanced monies to an interest-bearing loan. Interest accrued totaled $1,643 and $1,445 at April 4, 2015 and December 31, 2014, respectively.

6. EMPLOYEE BENEFITS

        Postretirement Benefits—The Company provides a contributory retiree health care plan covering all eligible employees who retired prior to January 1, 1990, and all eligible employees who have retired at normal retirement age between January 1, 1990 and December 31, 2014, with at least five years of active service.

        Benefit obligations and funding policies are at the discretion of the Company's management. Retiree contributions are adjusted annually and the plan contains other cost-sharing features such as deductibles and coinsurance, all of which vary based on the retiree's date of retirement. The accounting for the plan anticipates future cost-sharing changes to the written plan that are consistent with the Company's expressed intent to cap its contribution for all employees who retire after 1998 at the level in effect in 1998.

        The change in the benefit obligation is as follows:

At December 31, 2014	$16,392
Net periodic postretirement benefit cost	136

At April 4, 2015	$16,528

        Net periodic postretirement benefit cost is comprised of the following:

	Three Months Ended
	April 4, 2015	March 29, 2014
Service cost	$—	$1
Interest cost	136	133
Amortization of unrecognized prior service cost	—	36

Net periodic postretirement benefit cost	$136	$170

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (Continued)

(In thousands, except share and per share amounts)

7. OTHER ASSETS

        The composition of other non-current assets is as follows as of April 4, 2015 and December 31, 2014:

	2015	2014
Cash advanced to related party trusts for split dollar agreements (Note 5)	$37,034	$35,810
Trading account investments related to deferred compensation plan	31,024	31,327
Available-for-sale securities	34,181	29,633
Corporate owned life insurance	32,492	31,457
Capitalized software	13,559	7,052
Cost and equity method investments	18,658	18,554
Advance payments to investee	5,389	5,389
Prepaid royalty	2,000	2,000
Advance payment to Hubble	—	1,960
Other	25	35

Total	$174,361	$163,217

        The cost basis of trading account investments related to deferred compensation assets held was $28,428 and $28,931 at April 4, 2015 and December 31, 2014, respectively. These assets are primarily invested in mutual funds. The Company intends to use our investments in available-for-sale equity securities and corporate-owned life insurance to settle long-term incentive plan obligations. Gross unrealized gains and losses accumulated in other comprehensive income are as follows:

	April 4, 2015
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities	$18,424	$15,756	$	$34,180

	$18,424	$15,756	$	$34,180

	December 31, 2014
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities	$18,412	$11,221	$—	$29,633

	$18,412	$11,221	$—	$29,633

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (Continued)

(In thousands, except share and per share amounts)

8. ACCRUED EXPENSES

        The composition of accrued expenses as of April 4, 2015 and December 31, 2014 are as follows:

	2015	2014
Accrued payroll and other employee related expenses	$14,385	$29,102
Current portion of long-term incentive obligation	12,717	11,441
Accrued rebates	22,333	21,171
Other	32,581	28,266

Total	$82,016	$89,980

9. COMMITMENTS AND CONTINGENCIES

        The Company is involved in various pending and threatened actions arising from its normal business operations. Management believes that the Company has meritorious defenses or claims and it will vigorously protect itself in these actions. In the opinion of management, the outcome of these actions will not have a material effect on the Company's financial position and results of operations.

        The Company offers warranties for its products. The specific terms and conditions of those warranties vary depending upon the product sold. For products sold in the United States, the Company provides a basic limited warranty, including parts and labor, for periods ranging generally from one to five years. The Company estimates the costs that may be incurred under its basic limited warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company's warranty liability include the number of installed units, historical and anticipated rates of warranty claims, and cost per claim.

        Changes in the Company's product liability, included in accrued expenses in the accompanying unaudited condensed consolidated balance sheet, during the period are as follows:

2015
At December 31, 2014	$3,465
Warranties issued	795
Changes in estimates
Settlements made	(601)

At April 4, 2015	$3,659

10. ACQUISITIONS

        On June 3, 2014, the Company acquired certain assets of PediaVision Holdings, LLC ("PediaVision"), a leading developer of vision technology and inventor of a new generation of user-friendly vision assessment technology that transcends age, developmental capacity and mobility. This acquisition offers the Company a unique opportunity to better serve its customers by offering them a state of the art diagnostic device for conducting eye examinations in a variety of settings. It also complements the Company's existing vision screening technology, specifically, the Welch Allyn SureSight® Vision Screener and Autorefractor.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (Continued)

(In thousands, except share and per share amounts)

10. ACQUISITIONS (Continued)

        The purchase price was $8,112, including a holdback of $1,500. Additional contingent consideration totaling $500 was recognized at the acquisition date to accrue for future payments to the previous owner. Results of this acquisition are included in our consolidated results of operations from the date of acquisition. The cost of the acquisition was allocated to the assets acquired and liabilities assumed from PediaVision based on their fair values as of the close of the acquisition, with the amount exceeding the fair value of the net assets acquired being recorded as goodwill. Goodwill will be deducted for tax purposes utilizing the straight-line method over a period of 15 years.

        The following table summarizes the fair value of the assets acquired and liabilities assumed:

Current assets	$235
Fixed assets	109
Intangible assets	8,244

Total asset acquired	8,588
Current liabilities	(476)

Net assets acquired	$8,112

        As the estimate values of certain assets acquired and liabilities assumed are preliminary in nature, they are subject to adjustment as additional information is obtained, including, but not limited to, the finalization of our intangible asset valuation. The valuations will be finalized in 2015. When the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in material adjustments to the fair value of the intangible assets acquired, as well as goodwill.

        The fair values of the assets acquired were determined using the income approach. The income approach estimates the value for a subject asset based on the present value of cash flows projected to be generated by the asset. The projected cash flows were discounted using the Company weighted average cost of capital. The projected cash flows for each asset considered multiple factors from the perspective of a marketplace participant including revenue projections from existing customers, attrition trends, marginal tax rates and expected profit margins giving consideration to historical and expected margins. The income fair value measurement approach is based on significant unobservable inputs, including management estimates and assumptions.

        The amounts assigned to major classes of intangible assets are shown below:

Customer base	$155
Goodwill	7,022
In-process R&D	157
Trademarks	910

Total intangible assets	$8,244

        On November 7, 2014, the Company acquired certain assets of HealthInterlink, LLC ("HealthInterlink"), a business engaged in researching, developing, manufacturing, marketing, distributing and selling software and other products and solutions for remote patient monitoring. In keeping with the Company's vision to transform care wherever patients and healthcare professionals

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (Continued)

(In thousands, except share and per share amounts)

10. ACQUISITIONS (Continued)

connect, this acquisition will enable the Company to help clinicians prioritize patient care, allowing for early intervention and facilitating communications with patients outside traditional healthcare settings.

        The purchase price was $4,000, including a holdback of $600. Additional consideration totaling $200 was recognized at the acquisition date to accrue for future payments due to the previous owner over the next 2 years. Results of this acquisition are included in our consolidated results of operations from the date of acquisition. The cost of the acquisition was allocated to the assets acquired and liabilities assumed from HealthInterlink based on their fair values as of the close of the acquisition, with the amount exceeding the fair value of the net assets acquired being recorded as goodwill. Goodwill will be deducted for tax purposes utilizing the straight-line method over a period of 15 years.

        The following table summarizes the fair value of the assets acquired and liabilities assumed:

Current assets	$48
Intangible assets	3,968

Total asset acquired	4,016
Current liabilities	(16)

Net assets acquired	$4,000

        The fair values of the assets acquired were determined using the income approach.

        The amounts assigned to major classes of intangible assets are shown below:

Software	$1,379
Goodwill	2,589

Total intangible assets	$3,968

        Software is accounted for within other non current assets.

        On January 1, 2015, the Company acquired Hubble Telemedical, Inc. ("Hubble"), a privately-held company that enables remote diabetic retinopathy screening and analysis in primary care and other convenient settings. The acquisition of Hubble further strengthens the Company's leadership position in delivering sight-saving solutions into primary care settings where they can have the largest impact on improving population health while also lowering the cost of care.

        The purchase price totaled $5,217, including a holdback of $200 and contingent consideration of $3,057. The holdback is due on or before the 30th day following the one-year anniversary of the closing date. The fair value of accrued contingent consideration recorded by the Company represents the estimated fair value of the contingent consideration the Company expects to pay to the former shareholders upon the achievement of certain financial milestones. The fair value of the contingent consideration liability was estimated by discounting to present value the contingent payments expected to be made utilizing a risk adjusted discount rate.

        Results of this acquisition are included in our consolidated results of operations from the date of acquisition. The cost of the acquisition was allocated to the assets acquired and liabilities assumed from Hubble based on their fair values as of the close of the acquisition.

WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (Continued)

(In thousands, except share and per share amounts)

10. ACQUISITIONS (Continued)

        The following table summarizes the fair value of the assets acquired and liabilities assumed:

Current assets	$932
Deferred tax asset	244
Fixed assets	11
Intangible assets-software	6,929

Total asset acquired	8,116
Current liabilities	(718)
Non current deferred tax liability	(2,181)

Net assets acquired	$5,217

        As the estimated values of certain assets acquired and liabilities assumed are preliminary in nature, they are subject to adjustment as additional information is obtained, including, but not limited to, the finalization of our intangible asset valuation. The valuations will be finalized in 2015. When the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in material adjustments to the fair value of the intangible assets acquired, as well as goodwill.

        The fair values of the assets acquired were determined using the income approach. The income approach estimates the value for a subject asset based on the present value of cash flows projected to be generated by the asset. The projected cash flows were discounted using the Company weighted average cost of capital. The projected cash flows for each asset considered multiple factors from the perspective of a marketplace participant including revenue projections from existing customers, attrition trends, marginal tax rates and expected profit margins giving consideration to historical and expected margins. The income fair value measurement approach is based on significant unobservable inputs, including management estimates and assumptions.

11. SUBSEQUENT EVENTS

        The Company has evaluated the impact of subsequent events through July 13, 2015, representing the date at which the consolidated financial statements were available to be issued.

        On May 4, 2015, the Company acquired substantially all assets of Scale-Tronix, Inc ("Scale-Tronix") for $40 million. The initial purchase price accounting is incomplete at the time these unaudited condensed consolidated interim financial statements were issued.

        Scale-Tronix is a leading manufacturer of medical scales and patient weighing systems for hospitals, clinics and extended-care facilities around the world. This acquisition gives the Company an opportunity to better serve its hospital and physician customers by offering a variety of clinical-grade scales that capture a vital piece of patient-specific information at the point-of-care.

        On June 17, 2015, Hill-Rom Holdings, Inc. (NYSE: HRC) ("Hill-Rom") and the Company announced that the Boards of Directors of both companies have unanimously approved a definitive agreement under which Hill-Rom will acquire Welch Allyn for approximately $2.05 billion in cash and stock.

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  Exhibit 99.3
WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS AS OF APRIL 4, 2015 AND DECEMEBER 31, 2014 (In thousands, except share and per share amounts)
WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 (In thousands, except share and per share amounts)
WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (In thousands)
WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (In thousands)
WELCH ALLYN HOLDINGS, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF APRIL 4, 2015 AND DECEMBER 31, 2014 AND FOR THE THREE MONTHS ENDED APRIL 4, 2015 AND MARCH 29, 2014 (In thousands, except share and per share amounts)